Exhibit 5.1

March 5, 2003

Microvision, Inc.

19910 North Creek Parkway

Bothell, WA  98011

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (File No. 333-102244) (the “Registration Statement”), including all the prospectus supplements and prospectus filed on March 5, 2003 pursuant to Rule 424(b) promulgated under the Securities Act of 1933 (the “Act”) that is part of the Registration Statement (collectively, the “Prospectus”), filed by Microvision, Inc., a Washington corporation (the “Company”), with the Securities and Exchange Commission under the Act, for the registration of shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”), warrants exercisable for Common Stock (the “Warrants”), and Common Stock issuable upon exercise of the Warrants (the “Warrant Shares,” and collectively with the Shares and the Warrants, the “Securities”).

We have acted as counsel for the Company in connection with the issuance of the Securities.  For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

The opinions expressed below are limited to the Washington Business Corporation Act.

Based upon and subject to the foregoing, we are of the opinion that (i) the Shares have been duly authorized by the Company and, when issued and delivered by the Company against payment therefore in accordance with the terms of the Securities Purchase Agreements dated March 3, 2003 between the Company and the purchasers of the Shares and Warrants (the “Securities Purchase Agreements”), will be validly issued, fully paid and nonassessable, (ii) the Warrants have been duly authorized and, when issued and delivered by the Company in accordance with the terms of the Securities Purchase Agreements, will be validly issued, and (iii) the Warrant Shares have been duly authorized by the Company and, when issued and delivered by the Company upon exercise in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.”

This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Very truly yours,

/s/ Ropes & Gray

Ropes & Gray